EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended November 16, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Dec 2007 – Nov 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.4%	-0.5%	-6.5%	-6.6%	-6.4%	-1.4%	2.5%	-1.4%	11.6%	-22.9%	-0.1	-0.2
B**	-0.5%	-0.6%	-7.1%	-7.2%	-7.0%	-2.1%	N/A	-2.1%	11.6%	-24.8%	-0.1	-0.3
Legacy 1***	-0.4%	-0.4%	-4.6%	-4.5%	-4.5%	N/A	N/A	-3.7%	11.1%	-18.1%	-0.3	-0.5
Legacy 2***	-0.4%	-0.5%	-4.9%	-4.8%	-4.8%	N/A	N/A	-4.1%	11.1%	-18.6%	-0.3	-0.5
Global 1***	-0.4%	-0.4%	-4.1%	-4.0%	-5.7%	N/A	N/A	-4.7%	10.6%	-17.5%	-0.4	-0.6
Global 2***	-0.4%	-0.5%	-4.3%	-4.2%	-5.9%	N/A	N/A	-5.0%	10.5%	-18.4%	-0.4	-0.6
Global 3***	-0.4%	-0.5%	-5.7%	-5.8%	-7.6%	N/A	N/A	-6.7%	10.5%	-23.4%	-0.6	-0.8

S&P 500 Total Return Index****	-1.4%	-3.5%	10.3%	11.4%	9.7%	0.5%	5.9%	0.5%	19.1%	-48.8%	0.1	0.0
Barclays Capital U.S. Long Gov Index****	0.5%	2.3%	6.8%	10.0%	12.7%	10.2%	8.4%	10.2%	13.1%	-12.3%	0.8	1.4
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	18%					18%
Energy	6%	Short	Crude Oil	3.1%	Short	6%	Short	Crude Oil	3.1%	Short
			Natural Gas	1.5%	Long			Natural Gas	1.5%	Long
Grains/Foods	8%	Short	Sugar	2.0%	Short	8%	Short	Sugar	2.0%	Short
			Coffee	1.1%	Short			Coffee	1.1%	Short
Metals	4%	Short	Gold	0.8%	Long	4%	Short	Gold	0.7%	Long
			Copper	0.6%	Short			Copper	0.6%	Short
FINANCIALS	82%					82%
Currencies	32%	Long $	Japanese Yen	4.0%	Short	31%	Long $	Japanese Yen	3.9%	Short
			Euro	3.5%	Short			Euro	3.5%	Short
Equities	10%	Long	Hang Seng Index	1.7%	Long	10%	Long	Hang Seng Index	1.7%	Long
			Eurostoxx Index	1.1%	Long			Eurostoxx Index	1.1%	Long
Fixed Income	40%	Long	Bunds	7.9%	Long	41%	Long	U.S. 10-Year Treasury Notes	8.0%	Long
			U.S. 10-Year Treasury Notes	7.8%	Long			Bunds	7.9%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas markets rallied in excess of 8% as forecasts for falling temperatures in the U.S. boosted demand for energy used for heating.  Crude oil finished modestly higher due to a late-week rally caused by speculation growing tension between Israel and Hamas may disrupt supplies.

Grains/Foods
Wheat prices fell to 2-week lows as disappointing export data put pressure on demand forecasts for U.S. crops.  Soybean markets also declined, driven lower by forecasts for stronger-than-expected supplies.  Cocoa markets rose to 3-week highs following news the President of the Ivory Coast dissolved his cabinet, which supported concerns surrounding ongoing political instability in the region.

Metals
Base metals prices experienced minor gains as the positive effect of upbeat Chinese growth data outweighed the bearish impact of diminished demand caused by equity market weakness.  Gold markets posted minor losses because of technically-based selling by large commodity funds and the release of data from the World Gold Council showing a decline in global gold demand for the third-quarter.

Currencies
The Japanese yen tumbled against counterparts following comments supporting expanded monetary easing by the Bank of Japan by Shinzo Abe, who is expected to be elected as Prime Minister of Japan during next month’s election.   The euro edged higher due to speculation surrounding the upcoming announcement of a new bailout aid package for Greece.  The Canadian dollar declined as concerns surrounding the upcoming fiscal cliff in the U.S. weighed on the outlook for the Canadian economy.

Equities
Global equities predominantly fell because of weak investor sentiment caused by the impending fiscal cliff in the U.S. and growing tensions in the Middle East.  Weak domestic industrial production caused by Hurricane Sandy’s impact on the East Coast furthered equity market declines.  Contrary to the bulk of share markets around the globe, Japan’s Nikkei 225 posted gains due to forecasts for expanded economic stimulus following next month’s elections.

Fixed Income
Global fixed-income markets moved higher as beliefs the U.S. government would be unable to come to an agreement on tax cuts and budget plans for 2013 prompted safe-haven buying.  Bund markets also rallied as elevated safe-haven demand continued due to a lack of progress in aiding the Spanish and Greek economies.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.